UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 8, 2009

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO     63141

(Address of Principal Executive Offices)                         (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into A Material Definitive Agreement.

On May 4, 2009, several wholly-owned subsidiaries of the Company entered into the Third Amended and Restated Receivables Purchase Agreement with The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch (“BOTM”), as Administrative Agent and Funding Agent, and the Conduits and Committed Purchasers referred to therein (the “Third Amended Agreement”), which is attached to this filing as Exhibit 10.1. The Third Amended Agreement amended and restated the Second Amended and Restated Receivables Purchase Agreement among several wholly-owned subsidiaries of the Company, Mizuho Corporate Bank, LTD. as Agent and a Funding Agent, BOTM as a Funding Agent, and the conduits and committed purchasers party thereto, entered into as of March 27, 2008 (the “Second Amended Agreement”), the terms of which were described in the Company’s Current Report on Form 8-K dated March 27, 2008. That agreement was attached as an exhibit to that Current Report.

Under the Third Amended Agreement, the Program (as defined below) for the purchase of interests in the Company’s U.S. accounts receivable, as described below, was renewed for an additional 364 days, commencing May 4, 2009. In addition, Mizuho Corporate Bank, LTD discontinued participation in the Program, and was replaced as Administrative Agent by BOTM, and the maximum funding available under the Program was reduced from $200 million to $100 million.

On May 5, 2009, the Third Amended Agreement was further amended to add an additional conduit to the Program, and to once more increase the maximum amount which may be advanced under the Program to $200 million. On that date, the parties executed the Amendment No. 1 to Third Amended and Restated Receivables Purchase Agreement, among the parties to the Third Amended Agreement, SunTrust Robinson Humphrey, Inc., as an Agent, and Three Pillars Funding LLC, as a conduit, (“Amendment No. 1”), which is attached to this filing as Exhibit 10.2.   Funds received under this financing arrangement are treated as borrowings rather than proceeds of accounts receivables sold for accounting purposes.  However, borrowings under the program are not considered debt for covenant compliance purposes under the Company’s credit agreements and private placement note agreements.  The total outstanding under this financing arrangement following the amendment on May 5, 2009 was $158.3 million.

Under the terms of the Third Amended Agreement, as amended by Amendment NO. 1, and related documents (the “Program”), Energizer Battery, Inc. and Energizer Personal Care, LLC, U.S. operating subsidiaries of the Company, routinely sell a pool of U.S. accounts receivable, on a revolving basis, to Energizer Receivables Funding Corporation (“ERFC”), which is a bankruptcy-remote special purpose entity subsidiary of the Company. ERFC then sells undivided interests in the receivables to outside conduits which may, under certain circumstances, purchase undivided interests in those receivables. The Funding Agents provide a liquidity facility to ERFC and commit to purchase undivided interests in the receivables from it if the outside conduits fail or refuse to do so.

The purchase commitments under the Program expire on May 3, 2010, but may be extended for successive periods of 364 days, subject to, among other conditions, the consent of the Committed Purchasers.

This summary does not purport to be complete, and is qualified in its entirety by reference to the Third Amended Agreement and Amendment No. 1 which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, below. A more complete summary of the Program (as in effect prior to the amendments described above) may also be found in the Company’s Current Report on Form 8-K filed on July 3, 2008.

ITEM 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is hereby incorporated by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1
Third Amended and Restated Receivables Purchase Agreement dated as of May 4, 2009 among Energizer Receivables Funding Corporation, as seller, Energizer Battery, Inc., as servicer, Energizer Personal Care, LLC, as sub-servicer, The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as administrative agent and agent, Gotham Funding Corporation, as a conduit, and Victory Receivables Corporation as a conduit.

10.2
Amendment No. 1 to Third Amended and Restated Receivables Purchase Agreement dated as of May 5, 2009 among Energizer Receivables Funding Corporation, as seller, Energizer Battery, Inc., as servicer, Energizer Personal Care, LLC, as sub-servicer, The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as administrative agent and agent, Three Pillars Funding LLC, Gotham Funding Corporation, and Victory Receivables Corporation as conduits, and SunTrust Robinson Humphrey, Inc., as an agent.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: May 5, 2009

EXHIBIT INDEX

Exhibit No.

10.1                                Form of Third Amended Agreement

10.2                                Form of Amendment No. 1